SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5(d) of the Securities Exchange Act of 1934

Date of Report  (date of earliest event  reported):  February 1, 2019

UTAH  MEDICAL PRODUCTS, INC.

(Exact name  of registrant as specified in  its charter)

Utah	000-12575	87-0342734
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7043 South 300 West
Midvale, Utah	84047
(Address of principal executive office)

Registrant's telephone number, including area code:	(801) 566-1200

n/a

(Former name  or former address,  if changed  since  last report)

Check  the appropriate box below  if the Form 8-K filing  is  intended  to simultaneously  satisfy the filing  obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

[ ]	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act ( 17 CFR 240. l 4d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate  by  check   mark   whether  the  registrant  is  an  emerging  growth   company  as  defined   in  Rule  405  of the Securities  Act  of 1933  (Section  230.405   of this  chapter) or  Rule  12b-2  of the  Securities   Exchange Act  of 1934 (Section  240.12b-2 of this chapter).

Emerging growth  company [   ]

If an emerging growth  company, indicate by check  mark if the registrant has elected  not to use the extended transition period  for complying with any new  or revised  financial accounting standards provided  pursuant to Section l 3(a) of the Exchange Act.  [   ]

ITEM  2.01-COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 1,  2019,  Utah  Medical  Products,  Inc.  (UTMD) and CooperSurgical  Inc.  (CSI) closed UTMD's  purchase of the remaining 4.75 year  life of the exclusive  distribution  agreement between  CSI and Femcare  Ltd. to distribute the Filshie  Clip System  in the United  States.  Femcare  Ltd. is a wholly owned  subsidiary of UTMD.  As a result of this acquisition,  UTMD  is  now the U.S. distributor of the Filshie  Clip System  and CSI will  no  longer accept  orders  or ship Filshie  Clip System  devices  to customers.

UTMD  made a cash payment of $21,000,000 to CSI on February  l,  2019, and will purchase  CSI's resaleable  inventory for approximately $2,000,000.

ITEM  9.01-FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number*	Title of Document	Location
10.01	Agreement for the Purchase of Distribution Agreement, License Agreements, and Inventory between CooperSurgical, Inc., and Utah Medical Products, Inc., dated December 31, 2018	This Filing

*     All exhibits  are numbered with the number  preceding the decimal  indicating  the applicable SEC  reference number in Item 601.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,  the registrant has duly caused  this report  to be signed  on its  behalf by the undersigned  hereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.

Dated: February 12, 2019	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
Chairman & CEO